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                                                                    EXHIBIT 4.19

                                 FIFTH AMENDMENT


                  FIFTH AMENDMENT (this "Amendment"), dated as of January 31, 2001, among NOBLE DRILLING CORPORATION, a Delaware corporation (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks"), CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Credit Agreement referred to below.

                                  WITNESSETH:

                  WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of August 14, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

                  WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 8.03 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (i) thereof, (ii) redesignating clause (j) thereof as clause (k), and (iii) inserting the following new clause (j) immediately following clause (i) thereof:

                  (j) Indebtedness of the Borrower, Noble Drilling International Inc., or any other Subsidiary of the Borrower pursuant to a guaranty of certain obligations and indebtedness owing by ZAO Aquatic-Samara to ABN Amro Bank, N.V. and/or such other lenders thereto in an aggregate amount not to exceed $10,000,000 at any time.

                  2. In order to induce the Banks to enter into this Amendment, the Borrower (x) represents and warrants that no Default or Event of Default exists on the Fifth Amendment Effective Date (as hereinafter defined) both before and after giving effect to this Amendment, and (y) makes each of the representations, warranties and agreements contained in the Credit Agreement and the other Credit Documents on and as of the Fifth Amendment Effective Date both before and after giving effect to this Amendment (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

                  3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.


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                  4. This Amendment may be executed in any number of
counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  6. This Amendment shall become effective on the first date (the "Fifth Amendment Effective Date") on which each of the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office.

                  7. At all times on and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

                                      * * *











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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                       NOBLE DRILLING CORPORATION


                                       By /s/ Mark A. Jackson
                                         ---------------------------------------
                                          Title: Senior Vice President - Finance


                                       CHRISTIANIA BANK OG KREDITKASSE ASA, NEW
                                         YORK BRANCH, Individually and as
                                         Administrative Agent


                                       By /s/ Hans Chr. Kjelsrud
                                         ---------------------------------------
                                          Title: Senior Vice President


                                       By /s/ Angela Dogancay
                                         ---------------------------------------
                                          Title: Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                         Individually and as Documentation Agent


                                       By /s/ Philleppe Soustra
                                         ---------------------------------------
                                          Title: Senior Vice President


                                       BANK OF TOKYO-MITSUBISHI, LTD.,
                                       HOUSTON AGENCY


                                       By /s/ K. Glasscock
                                         ---------------------------------------
                                          Title: Vice President & Manager


                                       THE FUJI BANK LIMITED


                                       By
                                         ---------------------------------------
                                          Title:




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                                       KBC BANK N.V.


                                       By
                                         ---------------------------------------
                                          Title:


                                       FORTIS CAPITAL CORPORATION


                                       By
                                         ---------------------------------------
                                          Title:


                                       ROYAL BANK OF CANADA


                                       By /s/ Jason York
                                         ---------------------------------------
                                          Title: Manager


                                       WELLS FARGO BANK (TEXAS), NATIONAL
                                         ASSOCIATION


                                       By /s/ Bret C. West
                                         ---------------------------------------
                                          Title: Vice president


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                         NEW YORK BRANCH


                                       By /s/ Walter T. Duffy III
                                         ---------------------------------------
                                          Title: Associate Director


                                       By /s/ Pascal Kabemba
                                         ---------------------------------------
                                          Title: Associate Director


                                       THE BANK OF NOVA SCOTIA


                                       By /s/ F.C. H. Ashby
                                         ---------------------------------------
                                          Title: Senior Manager Loan Operations




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                                       SKANDINAVISKA ENSKILDA BANKEN AB (Publ.)


                                       By /s/ Jan Sjolie
                                         ---------------------------------------
                                          Title: Senior Client Executive


                                       THE SANWA BANK, LIMITED


                                       By
                                         ---------------------------------------
                                          Title:


                                       DG BANK AG, NEW YORK BRANCH


                                       By /s/ Mark K Connelly
                                         ---------------------------------------
                                          Title: Vice president


                                       By /s/ Lynne McCarthy
                                         ---------------------------------------
                                          Title: Vice president


                                       BANK ONE, NA


                                       By /s/ Kenneth J. Fatur
                                         ---------------------------------------
                                          Title: Vice President


                                       DG BANK, New York Branch


                                       By:
                                          --------------------------------------
                                            Title: